Exhibit 99.1
For Further Information:
Michael W. McCarthy
Director — Investor Relations
Office: (978) 262-2459
michael.mccarthy@brooks.com
Press Release
For Immediate Release
November 9, 2007
Brooks Automation Announces A $200 Million Stock Repurchase Plan
CHELMSFORD, MASSACHUSETTS November 9, 2007 — Brooks Automation, Inc. (Nasdaq: BRKS) today announced that its Board of Directors has authorized a stock repurchase plan. According to the terms of the plan, Brooks may repurchase up to $200 million of its outstanding common stock. As of September 30, 2007, Brooks Automation had 70.4 million shares outstanding.
Stock repurchase transactions authorized under the plan will occur from time to time in the open market, through block trades or otherwise. Management and the Board of Directors will exercise discretion with respect to the timing and amount of any shares repurchased, based on their evaluation of a variety of factors, including current market conditions. Repurchases may be commenced or suspended at any time without prior notice. Additionally, Brooks may initiate repurchases under a Rule 10b5-1 plan, which would permit shares to be repurchased when Brooks would otherwise be precluded from doing so under insider-trading laws. Any repurchased shares will be available for use in connection with its stock plans and for other corporate purposes. The repurchase program will be funded using the Company’s available cash resources.
Brooks Automation completed a modified “Dutch Auction” tender offer on June 28, 2007. In accordance with the terms and conditions of the tender offer, the Company accepted for purchase 6,060,000 shares of its common stock at a purchase price of $18.20 per share, for a total cost of approximately $110.3 million. The shares accepted for purchase represented approximately 8% of the shares of common stock outstanding at that time.
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About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks’ products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information see www.brooks.com or email co.csr@brooks.com
Safe Harbor Statement under Section 21E of the Securities Exchange Act of 1934.
Some statements in this release may constitute forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our intention to purchase shares of the Company’s common stock and the manner in which that program will be effected. Factors that could cause results to differ from our expectations include the following: delays in effecting the repurchase plan described above, fluctuations in the price for our common stock, our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks’ Annual Report on Forms 10-K and 10-K/A, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.
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